Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Donegal Group Inc,

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2018, relating to the consolidated financial statements of Donegal Financial Services Corporation and subsidiary appearing as a schedule in the Annual Report on Form 10-K of Donegal Group Inc. for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

August 21, 2018